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                                                                      EXHIBIT 11

                              THE FIRST YEARS INC.
                        PRIMARY NET INCOME PER SHARE AND
                       FULLY DILUTED NET INCOME PER SHARE


                                                 Three Months Ended
                                                 ------------------
                                                      March 31,
                                                      ---------
                                                1997             1996
                                             ----------       ----------
PRIMARY NET INCOME PER SHARE

Net income available for common shares
and common stock equivalent shares           $1,666,502       $1,186,573
                                             ----------       ----------

 Primary net income per share                $     0.32       $     0.25
                                             ----------       ----------

SHARES USED IN COMPUTATION

Weighted average common shares
outstanding                                   4,950,701        4,515,487

Common stock equivalents - options              185,310          173,939
                                             ----------       ----------
Total common stock and common
stock equivalent dilutive shares              5,136,011        4,689,426
                                             ==========       ==========


FULLY DILUTED NET INCOME PER SHARE

Net income available for common shares
and common stock equivalent shares           $1,666,502       $1,186,573
                                             ----------       ----------

 Fully diluted net income per share          $     0.32       $     0.25
                                             ----------       ----------

SHARES USED IN COMPUTATION

Weighted average common shares
outstanding                                   4,950,701        4,515,487

Common stock equivalents - options              185,310          202,600
                                             ----------       ----------
Total common stock and common
stock equivalent dilutive shares              5,136,011        4,718,087
                                             ==========       ==========


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